Exhibit 3.2

PENN WEST PETROLEUM LTD.

BY-LAW NO. 1

A by-law relating generally to the conduct of the business and affairs of Penn West Petroleum Ltd. (hereinafter called the “Corporation”).

IT IS HEREBY ENACTED as a by-law of the Corporation as follows:

Definitions

1. In this by-law, unless the context otherwise specifies or requires:

(a)	“Act” means the Business Corporations Act (Alberta) and the regulations made thereunder, as from time to time amended, and in the case of such amendment any reference in the by-laws shall be read as referring to the amended provisions thereof;

(b)	“board” means the board of directors of the Corporation;

(c)	“articles” and “by-laws” means the articles and by-laws of the Corporation from time to time in force and effect;

(d)	all terms contained in the by-laws which are defined in the Act shall have the meanings given to such terms in the Act;

(e)	to the extent of any conflict between the provisions of the by-laws and the provisions of the Act or the articles, the provisions of the Act or the articles shall govern; and

(f)	the invalidity or unenforceability of any provisions of the by-laws shall not affect the validity or enforceability of the remaining provisions of the by-laws.

Directors

2. Number. The number of directors shall be the number fixed by the articles, or where the articles specify a variable number, the number shall be not less than the minimum and not more than the maximum number so specified and shall be determined from time to time within such limits by resolution of the board.

3. Powers. The directors shall manage or supervise the management of the business and affairs of the Corporation.

Meetings of Directors

4. Place of Meeting. Unless the articles otherwise provide, meetings of directors and of any committee of directors may be held at any place. A meeting of directors may be convened by the Chairman of the Board (if any), the Chief Executive Officer or any two directors at any time and the Secretary shall upon direction of any of the foregoing convene or cause to be convened a meeting of directors.

5. Notice. Notice of the time and place for the holding of any meeting of directors or of any committee of directors shall be sent to each director or each director who is a member of such committee, as the case may be, not less than twenty-four (24) hours before the time of the meeting; provided that a meeting of directors or of any committee of directors may be held at any time without notice if all the directors or members of such committee are present or if all the absent directors waive notice of the meeting (except, in both cases, where a director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called). The notice of a meeting of directors shall specify any matter referred to in subsection (3) of section 115 of the Act that is to be dealt with at the meeting, but otherwise need not specify the purpose of the business to be transacted at the meeting.

6. Waiver of Notice. Notice of any meeting of directors or of any committee of directors or the time for the giving of any such notice or any irregularity in any meeting or in the notice thereof may be waived by any director in writing or by facsimile, electronic mail or other electronic transmission addressed to the Corporation or in any other manner, and any such waiver may be validly given either before or after the meeting to which such waiver relates. Attendance of a director at any meeting of directors or of any committee of directors is a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

7. Electronic Participation. A director may participate in a meeting of directors or of any committee of directors by electronic means, telephone or other communication facilities that permit all persons participating in the meeting to hear each other, and a director participating in a meeting by those means is deemed for the purposes of the Act and this by-law to be present at that meeting.

8. Adjournment. Any meeting of directors or of any committee of directors may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to a fixed time and place. Notice of an adjourned meeting of directors or committee of directors is not required to be given if the time and place of the adjourned meeting is announced at the original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at the adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

9. Quorum and Voting. Subject to the articles, a majority of the number of directors constitutes a quorum at any meeting of directors and, notwithstanding any vacancy among the directors, and subject to the Act, a quorum of directors may exercise all the powers of the directors. Questions arising at any meeting of directors shall be decided by a majority of votes. In the case of an equality of votes, the chairman of the meeting shall not have a second or casting vote.

10. Resolution in Lieu of Meeting. Subject to the articles, a resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors, is as valid as if it had been passed at a meeting of directors or committee of directors. A resolution in writing dealing with all matters required by the Act or this by-law to be dealt with at a meeting of directors, and signed by all the directors entitled to vote at that meeting, satisfies all the requirements of the Act and this by-law relating to meetings of directors. A resolution may be signed in counterparts and will be effective as of the date stated therein.

Committees of Directors

11. The directors may from time to time appoint from their number a managing director, who must be a resident Canadian, or a committee of directors, at least 25% of whom shall be resident Canadians, and may delegate to the managing director or such committee any of the powers of the directors, except that no managing director or committee shall have the authority to:

(a)	submit to the shareholders any question or matter requiring the approval of the shareholders;

(b)	fill a vacancy among the directors or in the office of auditor;

(c)	appoint additional directors;

(d)	issue securities except in the manner and on the terms authorized by the directors;

(e)	declare dividends;

(f)	purchase, redeem or otherwise acquire shares issued by the Corporation, except in the manner and on the terms authorized by the directors;

(g)	pay a commission referred to in section 42 of the Act;

(h)	approve a management proxy circular;

(i)	approve any annual financial statements to be placed before the shareholders of the Corporation; or

(j)	adopt, amend or repeal by-laws of the Corporation.

Remuneration of Directors, Officers and Employees

12. Subject to the articles, the directors of the Corporation may fix the remuneration of the directors, officers and employees of the Corporation. Any remuneration paid to a director of the Corporation shall be in addition to the salary paid to such director in his or her capacity as an officer or employee of the Corporation. The directors may also by resolution award special remuneration to any director in undertaking any special services on the Corporation’s behalf. The directors, officers and employees shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Corporation.

Conflict of Interest

13. A director or officer of the Corporation who is a party to a material contract or material transaction or proposed material contract or proposed material transaction with the Corporation, or is a director or an officer or has a material interest in any person who is a party to a material contract or proposed material contract or material transaction or proposed material transaction with the Corporation, shall disclose the nature and extent of his or her interest at the time and in the manner provided in the Act. Except as provided in the Act, no such director of the Corporation shall vote on any resolution to approve such contract or transaction. If a material contract or material transaction is made between the Corporation and one or more of its directors or officers, or between the Corporation and another person of which a director or officer of the Corporation is a director or officer or in which he has a material interest: (i) the contract or transaction is neither void nor voidable by reason only of that relationship, or by reason only that a director with an interest in the contract or transaction is present at or is counted to determine the presence of a quorum at a meeting of directors or committee of directors that authorized the contract or transaction; and (ii) a director or officer or former director or officer of the Corporation to whom a profit accrues as a result of the making of the contract is not liable to account to the Corporation for that profit by reason only of holding office as a director or officer, if the director or officer disclosed his or her interest in accordance with the provisions of the Act and the contract was approved by the directors or the shareholders and it was reasonable and fair to the Corporation at the time it was approved.

14. Even if the above conditions are not met, a director or officer acting honestly and in good faith shall not be accountable to the Corporation or to its shareholders for any profit realized from a material contract or material transaction for which disclosure is required by the Act, and such contract or transaction shall not be void or voidable by reason only of the director or officer’s interest therein, provided that the material contract or material transaction was approved or confirmed by special resolution at a meeting of the shareholders, disclosure of the interest was made to the shareholders in a manner sufficient to indicate its nature before such contract or transaction was approved or confirmed, and such contract or transaction was reasonable and fair to the Corporation at the time it was approved or confirmed.

For the Protection of Directors and Officers

15. No director or officer of the Corporation shall be liable to the Corporation for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or which any monies, securities or effects shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any monies, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his or her respective office of trust or in relation thereto, unless the same shall happen by or through his or her failure to exercise the powers and to discharge the duties of his or her office honestly, in good faith with a view to the best interests of the Corporation, and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, provided that nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act or relieve him or her from liability for a breach of that duty under the Act.

Indemnities to Directors and Others

16. The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, to the maximum extent permitted under the Act and may enter into indemnification agreements with each such persons from time to time. Nothing herein contained shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this paragraph 16.

Insurance

17. The Corporation may purchase and maintain insurance for the benefit of any person referred to in paragraph 16 against any liability incurred by him or her:

(a)	in his or her capacity as a director or officer of the Corporation, except where the liability relates to his or her failure to act honestly and in good faith with a view to the best interests of the Corporation; or

(b)	in his or her capacity as a director or officer of another body corporate where he or she acts or acted in that capacity at the Corporation’s request, except where the liability relates to his or her failure to act honestly and in good faith with a view to the best interests of the body corporate.

Officers

18. Appointment of Officers. Subject to the articles, the directors may, as often as may be required, appoint a Chairman of the Board and such other officers as they shall deem necessary, including without limitation a Chief Executive Officer, President, Chief Financial Officer, one or more Vice-Presidents and Secretary. The Chief Executive Officer shall have such authority and shall perform such functions and duties as may be prescribed by the directors and any other officers shall have such authority and shall perform such functions and duties as may be prescribed by the directors or the Chief Executive Officer and as are incidental to his or her position. None of such officers (except the Chairman of the Board) need be a director of the Corporation, although a director may be appointed to any office of the Corporation. The directors may from time to time appoint such other employees and agents as they shall deem necessary who shall have such authority and shall perform such functions and duties as may from time to time be prescribed by the directors. The directors may from time to time and subject to the provisions of the Act, vary, add to or limit the duties and powers of any officer, employee or agent.

19. Removal of Officers and Vacation of Office. Subject to the articles, all officers, employees and agents, notwithstanding any agreement to the contrary, shall be subject to removal by the directors at any time, with or without cause; provided however that this right of removal shall not limit in any way such officer’s right to damages by virtue of any such agreement or any other rights resulting from such removal in law or equity.

20. Chairman of the Board. The Chairman of the Board (if any) shall, if present, preside as chairman at all meetings of the board. In the absence of the Chairman of the Board (if any), the Vice-Chairman (if any) or another director of the Corporation appointed by the directors for such purpose shall preside as chairman at the meeting.

21. Chief Executive Officer. The Chief Executive Officer of the Corporation (except as may otherwise be specified by the board) shall, subject to the direction of the board, exercise general supervision and control over the business and affairs of the Corporation.

22. Secretary. The Secretary shall give or cause to be given notices for all meetings of directors, any committee of directors and shareholders when directed to do so.

23. Duties of Officers may be Delegated. In case of the absence or inability or refusal to act of any officer of the Corporation or for any other reason that the directors may deem sufficient, the directors may delegate all or any of the powers of such officer to any other officer or to any director.

Shareholders’ Meetings

24. Annual Meeting. Subject to sections 131 and 132 of the Act, the annual meeting of shareholders shall be held at the registered office of the Corporation or at a place elsewhere within Alberta determined by the directors on such day in each year and at such time as the directors may determine (or outside Alberta, if the articles so provide).

25. Special Meetings. The directors of the Corporation may at any time call a special meeting of shareholders to be held on such day and at such time and, subject to section 131 of the Act, at such place within Alberta as the directors may determine (or outside Alberta, if the articles so provide).

26. Waiver of Notice. Notice of any meeting of shareholders or the time for the giving of any such notice or any irregularity in any meeting or in the notice thereof may be waived by any shareholder, the duly appointed proxy of any shareholder, any director or the auditor of the Corporation in writing or by facsimile, electronic mail or other electronic transmission addressed to the Corporation or in any other manner, and any such waiver may be validly given either before or after the meeting to which such waiver relates. Attendance of a shareholder or any other person entitled to attend a meeting of shareholders is a waiver of notice of such meeting, except when he or she attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

27. Chairman of the Meeting. The Chairman of the Board (if any) shall, if present, preside as chairman at all meetings of the shareholders. In the absence of the Chairman of the Board (if any), the Vice-Chairman (if any) or another director of the Corporation appointed by the directors for such purpose shall preside as chairman at the meeting. Failing the designation by the board of another director as chairman of the meeting who is present, the shareholders present entitled to vote shall elect another director as chairman of the meeting, and if no director is present or if all the directors present decline to take the chair, then the shareholders present shall elect one of their number to be chairman.

28. Votes. Votes at meetings of shareholders may be given either personally or by proxy. Every question submitted to any meeting of shareholders shall be decided on a show of hands except when a ballot is required by the chairman of the meeting or is demanded by a shareholder or proxyholder entitled to vote at the meeting. A shareholder or proxyholder may demand a ballot either before or on the declaration of the result of any vote by show of hands. At every meeting at which he or she is entitled to vote, every shareholder present in person and every proxyholder shall have one (1) vote on a show of hands. Upon a ballot at which he or she is entitled to vote every shareholder present in person or by proxy shall (subject to the provisions, if any, of the articles) have one (1) vote for every share for which he or she is entitled to vote. In the case of an equality of votes the chairman of the meeting shall not, either on a show of hands or on a ballot, have a second or casting vote in addition to the vote or votes to which he or she may be entitled as a shareholder or proxyholder.

At any meeting, unless a ballot is demanded by a shareholder or proxyholder entitled to vote at the meeting, a declaration by the chairman of the meeting that a resolution has been carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against the resolution.

If at any meeting a ballot is demanded on the election of a chairman or on the question of adjournment or termination, the ballot shall be taken forthwith without adjournment. If a ballot is demanded on any other question or as to the election of directors, the ballot shall be taken in such manner and either at once or later at the meeting or after adjournment as the chairman of the meeting directs. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. A demand for a ballot may be withdrawn.

29. Persons Entitled to be Present. The only persons entitled to be present at a meeting of shareholders shall be:

(a)	those entitled to vote at such meeting;

(b)	the directors, officers and auditors of the Corporation;

(c)	others who, although not entitled to vote, are entitled or required under any provision of the Act, the articles or the by-laws to be present at the meeting;

(d)	legal counsel to the Corporation when invited by the Corporation to attend the meeting; and

any other person on the invitation of the chairman of the meeting or with the consent of the meeting.

30. Electronic Participation. With the consent of the chairman of the meeting, a shareholder or any other person entitled to attend a meeting of shareholders may participate in the meeting by electronic means, telephone or other communication facilities that permit all persons participating in the meeting to hear or otherwise communicate with each other and a person participating in such a meeting by those means is deemed for the purposes of the Act and this by-law to be present at the meeting.

If the directors or the shareholders of the Corporation call a meeting of shareholders, the directors or the shareholders, as the case may be, may (with the consent of the chairman of the meeting) determine that the meeting shall be held, in accordance with the regulation to the Act, if any, entirely by electronic means, telephone or other communication facility that permits all participants to communicate adequately with each other during the meeting.

31. Adjournment. The chairman of the meeting may with the consent of the meeting adjourn any meeting of shareholders from time to time to a fixed time and place and if the meeting is adjourned by one or more adjournments for an aggregate of less than thirty (30) days it is not necessary to give notice of the adjourned meeting other than by announcement at the time of an adjournment.

Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The persons who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. Any business may be brought before or dealt with at the adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

32. Quorum. Two (2) persons present and holding or representing by proxy one-quarter of the shares entitled to vote at a meeting of shareholders shall be a quorum. If a quorum is present at the opening of a meeting of shareholders, the shareholders present may proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting.

Notwithstanding the foregoing, if the Corporation has only one shareholder, or one shareholder holding a majority of the shares entitled to vote at the meeting, that shareholder present in person or by proxy constitutes a meeting and a quorum for such meeting.

33. Resolution in Lieu of Meeting. A resolution in writing signed by all the shareholders entitled to vote on that resolution is as valid as if it had been passed at a meeting of the shareholders. A resolution in writing dealing with all matters required by the Act or this bylaw to be dealt with at a meeting of shareholders, and signed by all the shareholders entitled to vote at that meeting, satisfies all the requirements of the Act and these by-laws relating to meetings of shareholders.

Shares and Transfers

34. Security Certificates. A security holder is entitled at his or her option to a security certificate that complies with the Act or a non-transferable written acknowledgment of his or her right to obtain a security certificate from the Corporation in respect of the securities of the Corporation held by him or her. Security certificates shall comply with the requirements of the Act and be in such form as the directors may from time to time by resolution approve and such certificates shall be signed by at least one director or officer of the Corporation or by or on behalf of a registrar, transfer agent or branch transfer agent of the Corporation, or by a trustee who certifies it in accordance with a trust indenture.

35. Agent. The directors may from time to time by resolution appoint or remove: (i) one or more trust corporations as its agent or agents to maintain a central securities register or registers; or (ii) an agent or agents to maintain a branch securities register or registers for the Corporation.

36. Dealings with Registered Holder. Subject to the Act, the Corporation may treat the registered owner of a security as the person exclusively entitled to vote, to receive notices, to receive any interest, dividend or other payments in respect of the security, and otherwise to exercise all the rights and powers of an owner of the security.

37. Surrender of Security Certificates. Subject to the Act, no transfer of a security issued by the Corporation shall be registered unless or until the security certificate representing the security to be transferred has been presented for registration or, if no security certificate has been issued by the Corporation in respect of such security, unless or until a duly executed transfer in respect thereof has been presented for registration.

38. Defaced, Destroyed, Stolen or Lost Security Certificates. In case of the defacement, destruction, theft or loss of a security certificate, the fact of such defacement, destruction, theft or loss shall be reported by the owner to the Corporation or to an agent of the Corporation (if any), on behalf of the Corporation, with a statement verified by oath or statutory declaration as to the defacement, destruction, theft or loss and the circumstances concerning the same and with a request for the issuance of a new security certificate to replace the one so defaced, destroyed, stolen or lost. Upon the giving to the Corporation (or if there be an agent, hereinafter in this paragraph referred to as the “Corporation’s agent”, then to the Corporation and the Corporation’s agent) of a bond of a surety company (or other security approved by the directors or by a senior officer of the Corporation) in such form as is approved by the directors or by a senior officer of the Corporation, indemnifying the Corporation (and the Corporation’s agent, if any) against all loss, damage or expense, which the Corporation and/or the Corporation’s agent may suffer or be liable for by reason of the issuance of a new security certificate to such owner, a new security certificate may be issued in replacement of the one defaced, destroyed, stolen or lost, if such issuance is ordered and authorized by a senior officer of the Corporation or by resolution of the directors.

Dividends

39. Dividend Cheques. A dividend payable in cash shall be paid by cheque of the Corporation or of any dividend paying agent appointed by the board, to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at the shareholder’s recorded address, unless such holder otherwise directs and the Corporation agrees to follow such direction. In the case of joint holders the cheque shall, unless such joint holders otherwise direct and the Corporation agrees to follow such direction, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

40. Non-receipt of Cheques. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

41. Unclaimed Dividends. Any dividend unclaimed after a period ending on the last business day prior to the third anniversary of the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation and shall be deemed to have been transferred to the Corporation on such date.

Voting Securities in Other Bodies Corporate

42. All securities of any other body corporate carrying voting rights held from time to time by the Corporation may be voted at all meetings of shareholders, bondholders, debenture holders or holders of such securities, as the case may be, of such other body corporate and in such manner and by such person or persons as the directors of the Corporation shall from time to time determine and authorize by resolution. The duly authorized signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and arrange for the issuance of voting certificates or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the directors.

Notices, Etc.

43. Service. Any notice or document required by the Act, the articles or the by-laws to be sent to any shareholder or director of the Corporation may be delivered personally to or sent by mail addressed to:

(a)	the shareholder at his or her latest address as shown in the records of the Corporation or its transfer agent; and

(b)	the director at his or her latest address as shown in the records of the Corporation or in the last notice filed under Section 106 or 113 of the Act.

Such notice or document shall be deemed to have been sent on the day of personal delivery or mailing. With respect to every notice or document sent by mail it shall be sufficient to prove that the envelope or wrapper containing the notice or document was properly addressed and put into a post office or into a post office letter box. Notwithstanding the foregoing, and subject to the Act, a notice or document required to be sent or delivered under section 255, 256 or 257 of the Act may be sent by electronic means in accordance with the provisions of the Electronic Transactions Act (Alberta) or any replacement thereof.

44. Failure to Locate Shareholder. If the Corporation sends a notice or document to a shareholder and the notice or document is returned on two consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until he or she informs the Corporation in writing of his or her new address.

45. Shares Registered in More than One Name. All notices or documents shall, with respect to any shares in the capital of the Corporation registered in more than one name, be sent to whichever of such persons is named first in the records of the Corporation and any notice or document so sent shall be deemed to have been duly sent to all the holders of such shares.

46. Omissions and Errors. Subject to the Act, the accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

47. Signatures upon Notices. Subject to the Act or other applicable law, the signature of any director or officer of the Corporation upon any notice may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

48. Computation of Time. All computations of time required to be made pursuant to the articles or by-laws of the Corporation shall be made: (i) in accordance with the provisions of the Interpretation Act (Alberta), to the extent such provisions are applicable; and (ii) in any other case, in accordance with the customary meaning ascribed to the words requiring such computation of time.

49. Proof of Service. A certificate of any officer of the Corporation in office at the time of the making of the certificate or of an agent of the Corporation as to facts in relation to the sending of any notice or document to any shareholder, director, officer or auditor or publication of any notice or document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

Execution of Contracts, Etc.

50. Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by any two directors or officers or any person or persons authorized by resolution of the directors and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The directors may direct any other person or persons on behalf of the Corporation either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing.

The corporate seal of the Corporation, if any, may, when required, be affixed by any director or officer to contracts, documents or instruments in writing signed by him or her as aforesaid or by the person or persons directed.

Effective Date and Repeal

51. Effective Date. This by-law shall come into force when made by the board in accordance with the Act.

52. Repeal. All previous by-laws of the Corporation are repealed as of the coming into force of this by-law. Such repeal shall not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, or the validity of any articles (as defined in the Act) or predecessor charter documents of the Corporation obtained pursuant to, any such bylaw prior to its repeal.

Made by the board the 25th day of October, 2010.

/s/ William E. Andrew
Name:	William E. Andrew
Title:	Chief Executive Officer and Director

Confirmed by the shareholders in accordance with the Act the 25th day of October, 2010.

/s/ Todd H. Takeyasu
Name:	Todd H. Takeyasu
Title:	Executive Vice President and Chief Financial Officer